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                                                                    Exhibit 23.1
                                                                    ------------



                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



The Board of Directors
The Rouse Company


   We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 2-78898, 2-95596, 33-52458, 33-57707
and 333-67137), Form S-8 (File Nos. 2-83612, 33-56231, 33-56233, 33-56235 and
333-32277) and Form S-4 (File No. 333-01693) of our report dated February 24, 2000, relating to the consolidated financial statements and related schedules of The Rouse Company and subsidiaries as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999, which report appears in the Annual Report on Form 10-K of The Rouse Company for the year ended December 31, 1999.


                                                  KPMG LLP

Baltimore Maryland
March 30, 2000